Exhibit 99.1

Bitstream Inc. Reports First Quarter Results for 2010

The Company reported that first quarter revenue increased 4% to $5,208,000, as compared to the first quarter of 2009, and that its aggregate cash, cash equivalents and marketable securities balance increased by $2,011,000 during the three-month period ended March 31, 2010.

MARLBOROUGH, MA—(Business Wire)—May 17, 2010—Bitstream Inc. (Nasdaq: BITS) today reported that total revenue increased by $207,000 or 4% to $5,208,000 for the three months ended March 31, 2010 as compared to total revenue of $5,001,000 for the three months ended March 31, 2009. The Company’s aggregate cash, cash equivalents, and investments at March 31, 2010 totaled $20,040,000, as a compared to a balance of $18,029,000 at December 31, 2009, an increase of $2,011,000.

GAAP Results

Our e-commerce sales increased during the three months ended March 31, 2010, which led to an increase in direct third party cost of revenue, consisting primarily of royalty expenses, of $579,000 or approximately 39%, as compared to the three months ended March 31, 2009. The lower gross margins realized from e-commerce sales contributed to our operating loss increasing to ($403,000) for the three-months ended March 31, 2010, as compared to an operating loss of ($166,000) for the three-months ended March 31, 2009. Despite reducing total operating expenses for the three months ended March 31, 2010 by $81,000 or approximately 3%, as compared to the three months ended March 31, 2009, a $525,000 increase in cost of revenue during the three months ended March 31, 2010 caused our net loss to increase from ($153,000) or ($.02) per diluted share for the three months ended March 31, 2009 to ($398,000) or ($.04) per diluted share for the three months ended March 31, 2010.

“We are pleased with the substantial increase in our e-commerce sales and we hope that such growth is an indication that we are coming out of the economic downturn”, said Anna Magliocco-Chagnon, President and Chief Executive Officer. Also, during the first quarter we continued to invest in the research and development of our BOLT web browsing product and we began to invest in new sales and marketing resources related to that BOLT browsing product line. We expect to continue to expand that investment during the second quarter of 2010. In addition to the investments we are making to increase revenue from our browsing product line, we agreed to acquire substantially all of the assets of Press-sense Ltd. for $6.5 million in cash and the assumption of liabilities related to deferred revenue. As stated in our press release earlier today, Press-sense is a leading developer of business flow automation systems based in Israel. The Press-sense business will complement and expand our Pageflex® product line of enterprise brand management and web-to-print solutions to create one of the most robust end-to-end offering of business management tools available in the marketing and print industries. By fully automating the creation, production, and back-office processes for document orders, we will provide the tools to enable our customers to maximize production efficiency, monitor and reduce costs, and increase profits.”

Non-GAAP Results

Our loss from operations, not including the effect of stock-based compensation expense, was $(176,000) for the three months ended March 31, 2010, as compared to operating income of $28,000 for the three months ended March 31, 2009. Our net loss, not including the effect of stock-based compensation expense, was $(171,000) or $(0.02) per diluted share for the three months ended March 31, 2010, as compared to net income of $41,000 or $0.00 per diluted share for the three months ended March 31, 2009.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

CONFERENCE CALL REMINDER

Today, May 17, 2010 at 4:30 p.m. EST, Bitstream will host a conference call with the financial community to discuss its results for the quarter ended March 31, 2010:

•	Domestic Dial-in number: 1-866-244-7540

•	International Dial-in number: 1-703-639-1170

Call into the conference number 5-10 minutes prior to the start time. An operator will request that you provide your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number, please contact Bitstream at (617) 497-6222.

A replay of the conference call will be available through May 27, 2010 (access code): 1457321

•	Domestic Replay number: 1-888-266-2081

•	International Replay number: 1-703-925-2533

Forward Looking Statements Disclosure

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements due to certain risks and uncertainties, including, without limitation, market acceptance of the Company’s products, competition and the timely introduction of new products. Additional information concerning certain risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission, including Bitstream’s Annual Report on Form 10-K for the year ended December 31, 2009.

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company’s press release in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company also presents non-GAAP measures relating to income or loss from operations, net income or loss and net income or loss per diluted share which were adjusted from amounts determined based on GAAP to exclude share-based compensation expenses, as well as the related income tax effects.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of Bitstream’s current financial performance and the Company’s prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. These financial measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP, and may have limitations in that they do not reflect all of Bitstream’s results of operations as determined in accordance with GAAP.

These non-GAAP measures should only be used to evaluate Bitstream’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

About Bitstream

Bitstream Inc. (NASDAQ: BITS) is a software development company that makes communications compelling. Bitstream enables customers worldwide to render high-quality text, browse the Web on wireless devices, select from the largest collection of fonts online, and customize documents over the Internet. Its core competencies include fonts and font technology, browsing technology, and publishing technology. For more information about Bitstream, please visit www.bitstream.com.

Bitstream and MyFonts.com are registered trademarks, and Pageflex, the Bitstream logo, BOLT and ThunderHawk are trademarks of the Company. Other technologies and brand names are used for information only and remain trademarks or registered trademarks of their respective companies.

Bitstream Inc. and Subsidiaries

Consolidated Statements of Operations

(In Thousands, Except Per Share Data)

(unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue:
Software license	$4,017	$3,765
Services	1,191	1,236

Total revenue	5,208	5,001

Cost of revenue:
Software license	2,211	1,565
Services	462	583

Total cost of revenue	2,673	2,148

Gross profit	2,535	2,853

Operating expenses:
Marketing and selling	803	1,033
Research and development	1,392	1,214
General and administrative	743	772

Total operating expenses	2,938	3,019

Operating loss	(403)	(166)

Interest and other income, net	13	19

Loss before provision for income taxes	(390)	(147)
Provision for income taxes	8	6

Net loss	$(398)	$(153)

Basic and diluted net loss per share	$(0.04)	$(0.02)

Basic and diluted weighted average shares outstanding	9,953	9,723

Bitstream Inc. and Subsidiaries

Consolidated Balance Sheets

(In Thousands)

(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$13,956	$17,915
Accounts receivable, net	700	1,689
Prepaid expenses and other current assets	567	802
Short-term investments-certificates of deposit	114	114

Total current assets	15,337	20,520

Property and equipment, net	603	643

Other assets:
Long-term investments-marketable securities	5,970	—
Restricted investment- long-term	136	136
Goodwill	727	727
Intangible assets	78	78

Total other assets	6,911	941

Total assets	$22,851	$22,104

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,706	$1,091
Accrued payroll and other compensation	443	261
Other accrued expenses	750	808
Deferred revenue	1,868	1,762

Total current liabilities	4,767	3,922

Long-term deferred rent	537	536

Total liabilities	5,304	4,458

Total stockholders’ equity	17,547	17,646

Total liabilities and stockholders’ equity	$22,851	$22,104

Bitstream Inc. and Subsidiaries

Non-GAAP Results

(In Thousands, Except Per Share Data)

(unaudited)

The following table shows Bitstream’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended March 31,
	2010	2009

Operating income (loss):

GAAP operating loss	$(403)	$(166)
Stock-based compensation	227	194

Non-GAAP operating income (loss)	$(176)	$28

Net income (loss):

GAAP net loss	$(398)	$(153)
Stock -based compensation	227	194

Non-GAAP net income (loss)	$(171)	$41

Diluted net income (loss) per share:

GAAP net loss per share	$(0.04)	$(0.02)
Stock -based compensation per share	0.02	0.02

Non-GAAP net income (loss) per share	$(0.02)	$0.00

Shares used to compute diluted GAAP and Non-GAAP net income (loss) per share
Fully diluted shares outstanding – (net loss)	9,953	9,723

Fully diluted shares outstanding – (net income)	9,953	10,128

Investors:

EPOCH Financial Group

Victor Thompson, 888-751-1306

vthompson@epochfinancial.com